Exhibit 3.449
(Please do not write in spaces below—for Department use)
[ILLEGIBLE]

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

FILED
EFFECTIVE DATE	Michigan Department of Commerce	Date Received

If different than date of filing:	AUG 11 1980	AUG 4 1980
/s/ [ILLEGIBLE]
DIRECTOR

Corporation Number 2 1 7 - 8 0 1

(SEE INSTRUCTIONS ON REVERSE SIDE)
ARTICLES OF INCORPORATION
(Domestic Profit Corporation)
These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:
     ARTICLE I (See Part 1 of instructions on Page 4.)

The name of the corporation is DINVERNO, INC.
 (See Part 2 of instructions on Page 4.)
 (If space below is insufficient, continue on Page 3.)
     ARTICLE II

     The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
     ARTICLE III

The total authorized capital stock is:

	Common Shares 50,000	Par Value Per Share	$1.00

1.
	Preferred Shares	Par Value Per Share	$
and/or shares without par value as follows (See Part 3 of instructions on Page 4.)

	Common Shares	Stated Value Per Share	$
2.
	Preferred Shares	Stated Value Per Share	$

3.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
(If space below is insufficient, continue on Page 3.)

     ARTICLE IV

1. The address of the initial registered office is: (See Part 4 of instructions on Page 4.)

4696 Nevada	Detroit	Michigan 48234

no. and street	city	zip

2.	Mailing address of the initial registered office if different than above (See Part 4 of instructions on Page 4.)

Michigan

p.o. box	city	zip

3.	The name of the initial resident agent at the registered office is:

Guido J. Dinverno
     ARTICLE V (See Part 5 of instructions on Page 4.)

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name	Residence or Business Address
Guido J. Dinverno	4696 Nevada, Detroit, Michigan 48234

     ARTICLE VI OPTIONAL (Delete Article VI if not applicable.)

     When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing ¾ in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
ARTICLE VII OPTIONAL (Delete Article VII if not applicable.)

     Any action required or permitted by this act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.
     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

(Use space below for continuation of previous Articles and/or for additional Articles.)
     Please indicate which article you are responding to and/or insert any desired additional provisions authorized by the act by adding additional articles here.
I (We), the incorporator(s) sign my (our) name(s) this 31st day of July 1980.

GUIDO J. DINVERNO

/s/ Guido J. Dinverno

(INSTRUCTIONS ON PAGE 4)

[ILLEGIBLE]

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received			(FOR BUREAU USE ONLY)

Name Allied Waste Industries, Inc.
Address 15880 North Greenway/Hayden Loop
Suite 100
City	State	Zip Code
Scottsdale	AZ	85260
			EFFECTIVE DATE:

      ñDocument will be returned to the name and address you enter aboveñ
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is: Dinverno, Inc.

2.	The identification number assigned by the Bureau is: 217–801

3.	The location of the registered office is:

4600 Nevada	Detroit	Michigan 48234

(Street Address)	(City)	(ZIP Code)

4.	Article IV of the Articles of Incorporation is hereby amended to read as follows:
Resident Agent:
The Corporation Company
30600 Telegraph Road
Bingham Farms, MI 48025

5.	(For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , 19 , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.
Signed this                       day of                                          , 19

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

6.	(For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 1 day of June, 1998 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)
☐	at a meeting. The necessary votes were cast in favor of the amendment.

☐	by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☑	by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

Signed this 1st day of June, 1998

By	/s/ Thomas K. Kehoe

(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

	Thomas K. Kehoe	Authorized Agent

	Type or Print Name)	(Type or Print Title)